                                                                    Exhibit 12.1



                    COMPUTATION OF EARNINGS TO FIXED CHARGES
                (INCLUDING LIMITED-PURPOSE FINANCE SUBSIDIARIES)
                             (DOLLARS IN THOUSANDS)


                                               SIX MONTHS ENDED                       FISCAL YEARS ENDED NOVEMBER 30,
                                             ---------------------     ------------------------------------------------------------
                                              MAY 31,      MAY 31,
                                               2001         2000         2000         1999         1998         1997         1996
                                               ----         ----         ----         ----         ----         ----         ----
EARNINGS FROM CONTINUING OPERATIONS:
Pre-tax income from continuing operations    $241,093       96,151      375,635      285,477      240,114       85,727       84,429
Adjustments to pre-tax income from
   continuing operations:
Fixed charges                                  78,529       47,830      142,654       73,020       63,792       63,483       49,100
Interest capitalized                          (64,334)     (37,937)    (117,444)     (54,792)     (45,930)     (32,600)     (23,200)
Adjustment for undistributed earnings and
   losses of unconsolidated 50% or less
   owned entities                               2,644        1,884        6,928       (8,197)       1,050           15           50
Previously capitalized interest amortized      53,114       29,728       98,601       49,011       43,216       25,600       20,500
                                             --------     --------     --------     --------     --------     --------     --------
"Earnings"                                   $311,046      137,656      506,374      344,519      302,242      142,225      130,879
                                             ========     ========     ========     ========     ========     ========     ========
FIXED CHARGES:
Interest incurred                            $ 71,244       43,288      130,458       64,908       59,043       63,483       49,100
Interest component of rent expense(1)           7,285        4,542       12,196        8,112        4,749           --           --
                                             --------     --------     --------     --------     --------     --------     --------
"Fixed Charges"                              $ 78,529       47,830      142,654       73,020       63,792       63,483       49,100
                                             ========     ========     ========     ========     ========     ========     ========
EARNINGS TO FIXED CHARGES INCLUDING
   LIMITED-PURPOSE FINANCE SUBSIDIARIES           4.0          2.9          3.5          4.7          4.7          2.2          2.7


----------
(1) The interest component of rent expense was not material prior to 1998.

                    COMPUTATION OF EARNINGS TO FIXED CHARGES
                (EXCLUDING LIMITED-PURPOSE FINANCE SUBSIDIARIES)
                             (DOLLARS IN THOUSANDS)



                                               SIX MONTHS ENDED                       FISCAL YEARS ENDED NOVEMBER 30,
                                             ---------------------     ------------------------------------------------------------
                                              MAY 31,      MAY 31,
                                               2001         2000         2000         1999         1998         1997         1996
                                               ----         ----         ----         ----         ----         ----         ----
EARNINGS FROM CONTINUING OPERATIONS:
Pre-tax income from continuing operations    $241,093       96,151      375,635      285,477      240,114       85,727       84,429
Adjustments to pre-tax income from
   continuing operations:
Fixed charges                                  77,898       46,962      141,047       70,789       60,541       58,969       43,900
Interest capitalized                          (64,334)     (37,937)    (117,444)     (54,792)     (45,930)     (32,600)     (23,200)
Adjustment for undistributed earnings and
   losses of unconsolidated 50% or less
   owned entities                               2,644        1,884        6,928       (8,197)       1,050           15           50
Previously capitalized interest amortized      53,114       29,728       98,601       49,011       43,216       25,600       20,500
                                             --------     --------     --------     --------     --------     --------     --------
"Earnings"                                   $310,415      136,788      504,767      342,288      298,991      137,711      125,679
                                             ========     ========     ========     ========     ========     ========     ========
FIXED CHARGES:
Interest incurred (excluding
   limited-purpose financing
   subsidiaries)                             $ 70,613       42,420      128,851       62,677       55,792       58,969       43,900
Interest component of rent expense(1)           7,285        4,542       12,196        8,112        4,749           --           --
                                             --------     --------     --------     --------     --------     --------     --------
"Fixed Charges"                              $ 77,898       46,962      141,047       70,789       60,541       58,969       43,900
                                             ========     ========     ========     ========     ========     ========     ========
EARNINGS TO FIXED CHARGES EXCLUDING
   LIMITED-PURPOSE FINANCE SUBSIDIARIES           4.0          2.9          3.6          4.8          4.9          2.3          2.9

----------
(1) The interest component of rent expense was not material prior to 1998.